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                                      KLT
                            Kyle L. Tingle CPA, LLC
                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVICES & TAX PLANNING

March 30, 2006


United States Securities and Exchange Commission
Washington, D.C. 20549


Sirs:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 24, 2006 accompanying the audited financial statements of ComLink Communications Company as of December 31, 2005, in the Form 10- KSB, with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC







        P.O. BOX 50329 * HENDERSON, NEVADA 89016 * PHONE (702) 450-2200
             FAX (702) 436-4218 * E-MAIL: ktingle@kyletinglecpa.com

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